UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                         Date of Report: March 16, 1998



                                TELOS CORPORATION
               (Exact name of registrant as specified in charter)


       Maryland                                         52-0880974
(State of Incorporation)                    (I.R.S. Employer Identification No.)

 19886 Ashburn Road, Ashburn, Virginia                  20147-2358
(Address of principle executive offices)                (Zip Code)




               Registrant's telephone number, including area code
                                 (703) 724-3800



Number of pages (excluding exhibits):   8

Item 2.  Acquisition or Disposition of Assets

     On February 28, 1998, Telos Corporation sold substantially all of the net assets of one of its divisions, Telos Information Systems (TIS), to NYMA, Inc., a subsidiary of Federal Data Corporation of Bethesda, Maryland for approximately $15 million in cash. The sale price is subject to an adjustment to be finalized within 60 days from the date of closing. Additionally, the sale itself has a contingency which could require the sale to be unwound should certain contracts not be successfully novated to the purchaser.

     The purchase price shall be increased or decreased on a dollar for dollar basis by the amount by which the net assets sold deviate from $3.3 million, however, the total purchase price must not exceed $15 million.

     The sale of TIS does not qualify for discontinued operations treatment in accordance with APB Opinion Number 30. Accordingly, pro forma financial information for the Company's Condensed Unaudited Consolidated Statement of
Income for September 30, 1997, Condensed Unaudited Consolidated Statement of Income for December 31, 1996 and Condensed Unaudited Consolidated Balance Sheet for September 30, 1997 are presented.

                                             TELOS CORPORATION AND SUBSIDIARIES
                                  CONDENSED PRO-FORMA CONSOLIDATED STATEMENT OF INCOME
                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                       (UNAUDITED)
                                                 (amounts in thousands)



                                                                         Pro-Forma
                                               As Reported              Adjustments           As Pro-Forma
                                            ------------------          -----------       -------------------
Sales
    Systems and Support Services                   $92,725               ($17,444)              $75,281
    Systems Integration                             87,710                     --                87,710
                                                    ------                 ------                ------

         Total                                     180,435                (17,444)              162,991

Costs and expenses
    Cost of sales                                  154,565                (14,459)              140,106
    Selling, general and
      administrative expenses                       19,816                 (1,051)               18,765
    Goodwill amortization                              644                   (149)                  495
                                                    ------                  ------               ------

Operating income                                     5,410                 (1,785)                3,625

Other income (expense)
    Other income                                        45                     --                    45
    Interest expense                                (5,551)                    --                (5,551)
                                                    ------                  -----                 -----
Loss before taxes                                      (96)                (1,785)               (1,881)

Income tax benefit                                      --                    772                   772
                                                     -----                 ------                ------
Net loss                                            $  (96)               $(1,013)              $(1,109)
                                                     =====                  =====                 =====
(See accompanying notes)

                                           TELOS CORPORATION AND SUBSIDIARIES
                                 CONDENSED PRO-FORMA CONSOLIDATED STATEMENT OF INCOME
                                          FOR THE YEAR ENDED DECEMBER 31, 1996
                                                     (UNAUDITED)
                                               (amounts in thousands)


                                                                        Pro-Forma
                                               As Reported              Adjustments            As Pro-Forma
                                              -------------             -----------            ------------
Sales
    Systems and Support Services                  $103,675                $(18,194)               $85,481
    Systems Integration                             85,220                      --                 85,220
                                                   -------                 -------                 ------

         Total                                     188,895                 (18,194)               170,701

Costs and expenses
    Cost of sales                                  168,281                 (15,412)               152,869
    Selling, general and
      administrative expenses                       29,055                  (1,739)                27,316
    Goodwill amortization                            1,001                    (330)                   671
                                                    ------                   -----                 ------

Operating loss                                      (9,442)                   (713)               (10,155)

Other income (expense)
    Other expense                                     (445)                     --                   (445)
    Interest expense                                (5,668)                     --                 (5,668)
                                                     -----                   -----                  -----

Loss before taxes                                  (15,555)                   (713)               (16,268)

Income tax benefit                                   5,739                     417                  6,156
                                                    ------                   -----                 ------

Loss from continuing
    operations                                      (9,816)                   (296)               (10,112)

Discontinued operations:
    Income from discontinued
       operations                                      500                      --                    500

Gain on sale of Consulting
    Services, (net of income tax
    Provision of $6,327)                            11,524                      --                 11,524
                                                    ------                   ------                ------

Net income                                         $ 2,208                   $(296)               $ 1,912
                                                    ======                  ======                 ======

(See accompanying notes)

                                          TELOS CORPORATION AND SUBSIDIARIES
                                  CONDENSED PRO-FORMA CONSOLIDATED BALANCE SHEET
                                             AS OF SEPTEMBER 30, 1997
                                                   (UNAUDITED)
                                             (amounts in thousands)

                                                     ASSETS

                                                                            Pro-forma
                                                        As Reported        Adjustments         As Pro-Forma
                                                    ------------------     -----------      ------------------
Current assets
   Cash and cash equivalents                              $  424              $   --               $  424
   Accounts receivable, net                               56,818              (3,707)              53,111
   Inventories, net                                       14,497                  --               14,497
   Other current assets                                    3,521               1,175                4,696
                                                          ------               -----               ------
         Total current assets                             75,260              (2,532)              72,728

Property and equipment, net                               16,504                (131)              16,373

Goodwill, net                                             12,901              (5,303)               7,598
Other assets                                               7,082                  --                7,082
                                                         -------               -----              -------
         Total assets                                   $111,747             $(7,966)            $103,781
                                                         =======              ======              =======


                                         LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current liabilities
   Accounts payable                                      $21,958                $(11)             $21,947
   Other current liabilities                               7,494                  (4)               7,490
   Accrued compensation and benefits                      10,389                (627)               9,762
                                                          ------                ----                -----
         Total current liabilities                        39,841                (642)              39,199

Senior credit facility                                    36,030                  --               36,030
Subordinated notes                                        16,893                  --               16,893
Capital lease obligation                                  12,163                  --               12,163
Other long-term liabilities                                   --                  --                   --
                                                         -------                ----              -------
         Total liabilities                               104,927                (642)             104,285

Redeemable preferred stocks
   Senior redeemable preferred stock                       5,100                  --                5,100
   Class B redeemable preferred stock                     11,767                  --               11,767
   Redeemable preferred stock                             27,431                  --               27,431
                                                          ------              ------               ------
         Total preferred stock                            44,298                  --               44,298

Stockholders' investment (deficit)
   Common stock                                               78                  --                   78
   Capital in excess of par                                   --                  --                   --
   Retained deficit                                      (37,556)             (7,324)             (44,880)
                                                          ------               -----               ------
         Total stockholders' deficit                     (37,478)             (7,324)             (44,802)
                                                          ------               -----               ------
                                                        $111,747             $(7,966)            $103,781
                                                         =======              ======              =======

(See accompanying notes)

                               TELOS CORPORATION
              NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS


Note 1.   Sale of Assets

     On February 28, 1998, Telos Corporation sold substantially all of the net assets of one of its divisions, Telos Information Systems (TIS), to NYMA, Inc., a subsidiary of Federal Data Corporation of Bethesda, Maryland for approximately $15 million in cash. The sale price is subject to an adjustment to be finalized within 60 days from the date of closing. Additionally, the sale itself has a contingency which could require the sale to be unwound should certain contracts not be successfully novated to the purchaser.

     The purchase price shall be increased or decreased on a dollar for dollar basis by the amount by which the net assets sold are more or less than $3.3 million, however, the total purchase price must not exceed $15 million.

     The sale of TIS does not qualify for discontinued operations treatment in accordance with APB Opinion Number 30.

Note  2.  Basis  of  Presentation

     The accompanying Condensed Unaudited Consolidated Statements of Income for the periods ended September 30, 1997 and December 31, 1996 and Condensed Unaudited Consolidated Balance Sheet for period ended September 30, 1997, as previously reported, have been adjusted on a pro-forma basis to reflect the disposition of the net assets of the TIS division. The pro-forma financial statements reflect adjustments that would have been necessary had the sale of TIS occurred as of September 30, 1997 and for the previous year end.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits:

                  10.82     Asset Purchase Agreement
                  10.83     Interim Agreement

                                   SIGNATURES




Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed and on its behalf by the undersigned hereunto duly authorized.



                                        Telos Corporation






Date:  March 16, 1998                   By: /s/  Lorenzo Tellez
                                            ------------------------------
                                            Lorenzo Tellez
                                            V.P., Treasurer
                                            Chief Financial Officer

                               TELOS CORPORATION
                                    FORM 8-K
                                 EXHIBIT INDEX

10.82       Asset Purchase Agreement
10.83       Interim Agreement

                            ASSET PURCHASE AGREEMENT


                          dated as of February 20, 1998



                                  by and among


                               Telos Corporation,
                            a California corporation
                                   ("Seller"),


                               Telos Corporation,
                             a Maryland corporation
                                 ("Shareholder")


                                       and

                                   NYMA, INC.,
                             a Maryland corporation
                                  ("Purchaser")




                     Covering the Purchase of Substantially
                              All of the Assets of


                           TELOS INFORMATION SYSTEMS,

                         a division of Telos Corporation

                            ASSET PURCHASE AGREEMENT



         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered as of the 20th day of February, 1998, by and among TELOS CORPORATION, a Maryland corporation ("Shareholder"), TELOS CORPORATION, a California corporation ("Seller") and NYMA, INC., a Maryland corporation ("Purchaser").


                               W I T N E S S E T H
                               -------------------


         WHEREAS, Seller is the owner of all right, title and interest in and to the assets described on Schedule 2.1 hereto (the "Assets"), with such assets being substantially all of the assets currently used in the Telos Information Systems division operated by the Seller at the Jet Propulsion Laboratory and certain other locations, (the "Business") as more particularly described in paragraph 1.1 hereof, and with its principal executive offices at Seller's office in Pasadena, California;


         WHEREAS, Shareholder is the owner of all of the outstanding capital stock of Seller and reasonably expects to benefit from the transactions contemplated by this Agreement;


         WHEREAS, Seller desires to sell the Assets to Purchaser and Purchaser desires to acquire the Assets from Seller, all pursuant to this Agreement as hereinafter provided; and


         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to set forth certain additional agreements related to the transactions contemplated hereby;


                                    Agreement
                                    ---------


         NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


         1. GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:


                  1.1. Business shall mean the business of Telos Information Systems Division, as operated as of the date hereof, and more particularly described as the provision of support effort personnel as requested by customers under the Contracts (as defined in Section 4.8 hereof) to work under such customers' direction on specific technical work assignments at customer-controlled facilities or such other locations as may be designated by such customers. This definition does not include the provision of labor in support of Seller or Shareholder product or solution sales.


                  1.2.  Governmental  Authority  shall mean any and all foreign,
federal,  state  or  local  governments,   governmental   institutions,   public
authorities and governmental entities and courts.


                  1.3. Governmental Requirement shall mean any and all laws (including, but. not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, orders, judgments, writs, injunctions, decrees, decisions or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.


                  1.4. Net Assets of the Seller are as defined in Section 3.2 hereof.


                  1.5. Person shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.


                  1.6. Taxes. "Tax" and "Taxes" shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental
Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.


                  1.7.   Affiliate   of  any   Person   shall  mean  any  Person
Controlling, Controlled by or under common Control with such Person.


                  1.8. Control and all derivations thereof shall mean the possession, direct or indirect, of either (i) the ownership of or ability to direct the voting of, as the case may be, fifty-one percent (51%) or more of the equity interests, value or voting power in any Person or (ii) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.


                  1.9. Best Knowledge of Seller means actual knowledge of either Seller or Shareholder after reasonable inquiry and investigation. For purposes hereof, Seller and Shareholder shall be deemed to have knowledge of a matter if any of the following persons has knowledge of it: Robert Spearing, Kurt Brewer, Walter Natzic, Lorenzo Tellez, David Aldrich, William L.P. Brownley, Mark Hester and John Wood.


         2.       PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.


                  2.1. Purchase and Sale. Seller hereby agrees to sell, assign, transfer and deliver to Purchaser all right, title and interest in and to the Assets (as more fully described (either directly or by reference) on Schedule
2.1 hereto), free and clear of any liens or encumbrances of any nature whatsoever (except for any liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder). The parties agree that the sale of the Assets is intended to include the "good will" (such as reputation, customer contacts, etc.) associated with the Business. Purchaser hereby agrees to purchase from Seller the Assets in consideration for the Purchase Price (as hereinafter defined) payable as set forth in Section 3 below.


                  2.2. Delivery of Assets and Transfer Documents. At the Closing (hereinafter defined in Section 2.3), Seller shall have taken all steps necessary to put Purchaser in possession of the Assets, free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder), and have delivered to Purchaser (i) a duly executed warranty bill of sale covering the Assets, in a form and containing terms and provisions reasonably satisfactory to Purchaser, (ii) duly executed assignments for all accounts receivable, tradenames and similar intangible property included in the Assets, in form and substance acceptable to Purchaser and in recordable form as appropriate, and
(iii) such other duly executed transfer and release documents which Purchaser has reasonably requested to evidence the transfer of the Assets to Purchaser free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder).


                  2.3. Closing; Closing Date. Subject to the terms and conditions herein contained, the consummation of the transactions referred to above shall take place (the "Closing") at the offices of Seller and Shareholder at 19886 Ashburn Road, Ashburn, Virginia, commencing at 9:00 a.m. local time on February 27, 1998, or such other date as the parties may mutually determine (the "Closing Date").


         3.       PURCHASE PRICE.


                  3.1. Price and Payment. The aggregate consideration for the Assets and the Non-Competition Agreements (set forth in Section 11 below) shall be $14,940,000, subject to adjustment as provided in Section 3.2 below, payable by wire transfer or delivery of other immediately available funds on the Closing Date (the "Purchase Price").


                  3.2.     Purchase Price Adjustment.


                           (a)      The Purchase  Price shall be  increased  or
decreased on a dollar-for-dollar basis by the amount by which the Net Assets of the Seller (determined in accordance with this Section 3.2) is more or less than $3,300,000.00 on the Closing Date; provided, however, that in no event shall the Purchase Price paid for the Assets (including the Non-Competition Agreements) and as so adjusted exceed $14,999,999.


                           (b)      The "Net  Assets  of the  Seller"  shall
mean the sum of all Assets less all liabilities of the Seller assumed by Purchaser as of Closing, determined in accordance with past practices of
Seller  as  evidenced  by  its  financial statements   previously   provided to
Purchaser   (which  past  practices  are substantially  in accordance  with generally accepted accounting principles, consistently applied ("GAAP"), with such variations therefrom as have been previously disclosed to Purchaser).


                           (c)      The Net  Assets of the  Seller  shall be
initially determined at the time of Closing by an estimate of Seller in good faith, based on the January 31, 1998 balance sheet of the Business, which estimate, together with Seller's support therefor in reasonable detail shall have been provided to Purchaser at least one business day prior to the Closing. Any adjustment as a result thereof shall reduce or increase the Purchase Price payable pursuant to Section 3.1 above, to the extent set forth in Section 3.2, and subject to the final determination of such Net Assets as set forth below in this paragraph; provided, however, that any increase in the Purchase Price payable at Closing shall be initially limited to 75% of such increase (with the full amount of such increase to be deferred until such time as the PAF Determination (as defined below) or the Final Computation (as defined has below) been made). Within thirty (30)days following the Closing Date, Seller shall provide Purchaser with its final determination of the Net Assets of the Seller (the "Seller Determination"). Within thirty (30) days after delivery to Purchaser of the Seller Determination, Purchaser shall notify Seller if it agrees with such Seller Determination. If Purchaser engages the services of a public accounting firm in evaluating the Seller Determination, the cost thereof shall be borne by Purchaser. If Purchaser agrees with the Seller Determination, it shall become the "Final Computation" of the Net Assets for purposes of this Agreement. In the event the Purchaser notifies Seller (the "Purchaser Notice"), within such thirty-day period that Purchaser does not agree with such Seller Determination, Purchaser and Seller shall cooperate in good faith to determine a mutually agreeable Net Asset determination. In the event Purchaser and Seller agree, the Net Asset Determination upon which they agree shall become the Final Computation of the Net Assets for purposes of this Agreement.
In the event Purchaser and Seller fail to agree upon the final Net Asset determination within such thirty-day period, Purchaser shall engage a "Big
Six" public accounting firm (the "PAF") reasonably acceptable to Seller for the purpose of preparing a definitive determination of the Net Assets, in accordance with the terms of this Agreement (the cost of which shall determination shall be borne equally by Seller and Purchaser). The determination of such PAF (the "PAF Determination") shall be submitted in writing to the Seller and Purchaser no later than thirty (30) days after the engagement of the PAF, which PAF Determination shall be final, conclusive and binding on the parties


                           (d)      Any required  payment by the Seller or the
Purchaser by virtue of a Net Assets Adjustment (net of any preliminary adjustment made at Closing) shall be made by the Seller or the Purchaser, as the case may be, within ten (10) days of the receipt of the PAF Determination or the Final Computation, as applicable.


                  3.3. Assumed Obligations. Purchaser hereby agrees to assume the obligations of Seller under all contracts and agreements transferred by Seller to Purchaser under this Agreement that are listed and described on Schedule 3.3 hereto and that arise after the Closing Date (the "Assumed Liabilities and Obligations"); provided that Purchaser specifically does not assume any liabilities of Seller under such contracts or agreements with respect to any breaches of such contracts or agreements occurring on or before the Closing Date or any damages to third parties resulting from acts, events or omissions occurring on or before the Closing Date.


                  3.4.     Excluded Liabilities and Obligations.


                           (a)      Except as expressly set forth in Section 3.3
above, the Purchaser shall not assume and shall not be liable or responsible for any debt, obligation or liability of the Business, the Seller, Shareholder or any other Affiliate of the Seller, or any claim against any of the foregoing parties, of any kind, whether known or unknown, contingent, absolute or otherwise.

                           (b)      Except for the Assumed  Liabilities and
Obligations expressly provided for in Section 3.3 hereof, the Seller and Shareholder shall jointly and severally forever defend, indemnify and hold harmless the Purchaser from and against any and all liabilities, obligations, losses, claims, damages (including incidentals and consequential damages), costs and expenses (including court costs and reasonable attorney's fees) related to or arising from the Business on or prior to the Closing Date.


                  3.5. Transfer Taxes. Purchaser and Seller acknowledge and agree that the consideration (including, without limitation, the Purchase Price and any adjustments thereto) includes and is inclusive of any and all sales, use, transfer or other similar tax imposed as a result of the consummation of the transaction contemplated by this Agreement, and Seller and Shareholder, hereby agree to pay and discharge, and to indemnify Purchaser against, and protect, save and hold Purchaser harmless from, any liability, obligation, claim, assessment or deficiency (whether or not ultimately successful) for any and all sales, use, transfer or other similar taxes (and any and all interest, penalties, additions to tax and fines thereon or related thereto) resulting or arising from or incurred in connection with the consummation of the transactions contemplated by this Agreement


         4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller and Shareholder hereby jointly and severally represent and warrant to Purchaser as follows:


                  4.1. Organization. Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted except where any such failure would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, or business prospects of the Business. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of California, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted except where any such failure would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, or business prospects of the Business. Seller is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, or business prospects of the Business.


                  4.2. Ownership. The Seller owns all of the Assets constituting and necessary for the operation of the Business and will transfer the Assets at Closing, free and clear of any liens, security interests, rights or encumbrances of any kind whatsoever. The operation of the Business as currently conducted is not dependent upon any rights or assets not included in the Assets being transferred to Purchaser hereunder, or on any employees other than the Business Employees. Except as listed on Schedule 4.2 hereto, there are no options, rights or other grants currently outstanding for the acquisition or purchase of any of the Assets. All of the outstanding capital stock of the Seller is owned by the Shareholder and Shareholder has the full corporate power and authority to enter into this Agreement and perform its obligations hereunder, and no further consents are required with respect thereto.


                  4.3. Financial Statements. Seller has delivered to Purchaser copies of the following financial statements for the Business, all of which financial statements are included in Schedule 4.3(A) hereto.


                           (a)      Unaudited  Balance Sheet of the Business
(the "Reference Balance Sheet") as of December 31, 1997 (the "Balance Sheet Date") and Internal Operations Summary of the Business for the one-month period ended on the Balance Sheet Date.


                           (b)      Internal Operations Summary of the Business
for Seller's  fiscal years ended December 31, 1995 and 1996; and


                           (c)      Internal Operations Summary of the Business
as of and for all months of 1997.


All financial statements supplied to Purchaser by Seller, whether or not included in Schedule 4.3(A) hereto, are true and accurate in all respects and have been prepared substantially in accordance with GAAP, except to the extent previously disclosed to Purchaser, and are consistent with the Seller's past practices, and present fairly the financial condition of the Business as of the dates and for the periods indicated thereon. The Reference Balance Sheet reflects, as of the Balance Sheet Date, all liabilities, debts and obligations of any nature of Seller related to the Business and the Assets, whether accrued, absolute, contingent or otherwise, and whether due, or to become due, including, but not limited to, liabilities, debts or obligations on account of taxes or other governmental charges, or penalties, interest or fines thereon or in respect thereof, to the extent such items are required to be reflected on such balance sheet, which has been prepared substantially in accordance with GAAP (except to the extent disclosed to Purchaser prior to the date hereof) and consistent with Seller's past practices. Any liabilities, debts and obligations of any nature of Seller related to the Business that would be required under Seller's past practices to be reflected on notes to Seller's financial statements but not on Seller's balance sheet are accurately reflected in
Schedule 4.3(A).


                  4.4.  Events Since  November 30, 1997.  Except as set forth on
Schedule 4.4 hereto, since November 30, 1997, there has not been any material change to:


                           (a)      any change in the condition  (financial  or
otherwise) or in the properties, assets, liabilities, business or prospects of the Assets or the Business, except normal and usual changes in the ordinary course of business, none of which has been adverse and all of which in the aggregate have not been adverse;


                           (b)      any  labor  trouble,  strike  or  any  other
occurrence, event or condition affecting the employees of the Business that adversely affects the condition (financial or otherwise) of the Assets or the Business.


                           (c)      any breach or default by Seller or
Shareholder or, to the Best Knowledge of Seller, by any other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound;


                           (d)      any  damage,  destruction  or  loss (whether
or  not  covered  by  insurance) adversely affecting the Assets or the Business;


                           (e)     any change in the types, nature, composition
or quality of the services of the Business, any adverse change in the contributions of any of the service lines of the Business to the revenues or net income of such Business, or any adverse change in the sales, revenue or net income of the Business;


                           (f)      any  transaction  related to or affecting
the Assets or the Business other than transactions in the ordinary course of business of Seller;


                           (g)      any increase in the rate of  compensation
payable or to become payable to, any bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of, any director, officer or other employee, except for any increases in the normal course of business;


                           (h)      any addition to or modification of the
employee benefit plans, arrangements or practices affecting the officers, directors, or employees of Seller other than (A) contributions made for 1997 in accordance with the normal practices of the Seller, or (B) the extension of coverage to such persons who became eligible after the most recent fiscal year end;


                           (i)      modification,  cancellation  or termination
of any material contract or entry into any contract which is not in the ordinary course of the Business; or


                           (j)      any other  occurrence,  event or condition
that has adversely affected (or can reasonably be expected to adversely affect) the Assets or the Business.


                  4.5.     Competing  Interests.  Except as set forth on
Schedule  4.5 hereto,  neither  Seller or Shareholder to the Best Knowledge of
Seller:


                           (a)      owns,  directly  or  indirectly, any equity
interests in, or is a director, officer or employee of, or consultant to, any entity which is a competitor, supplier or customer of the Business, (except for ownership, if any, of less than one percent (1%) by value of the outstanding capital stock of any corporation the capital stock of which is traded on a nationally recognized securities exchange); or


                           (b)      owns,  directly or  indirectly, in whole or
in part, any property, asset or right which is associated with the Assets or the Business, or which Seller is presently operating or using in connection with or the use of which is necessary for or material to the operation of the Business.


                  4.6. Notes and Accounts Receivable. All notes and accounts receivable of the Seller which are part of the Assets are reflected properly on Seller's books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to a reserve for bad debts set forth on the face of the Reference Balance Sheet as adjusted for the passage of time through the date of Closing in accordance with the past customs and practices of the Business, as previously disclosed to Purchaser.


                  4.7. Employee Matters. Schedule 4.7(A) hereto, sets forth a true and complete list of the names of each corporate or administrative (non-temporary) employee of Seller utilized in connection with the operation of the Business (the "Business Employees"), together with the following information as to each such Business Employee: (i) current annual compensation; (ii) date of hire; (iii) accrued vacation and sick leave; (iv) balance under 401(k) plan, if any, and statement as to vesting status under such plan; and (v) a detailed description of any outstanding employee loans made under the 401(k) plan, including borrowers, loan amounts, maturity dates, interest rates, and payment histories. Except as specifically described on Schedule 4.7(B) hereto, neither Seller nor Shareholder has any employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal relating to any employees of the Business. Purchaser will have no liability with respect to any such plans as a result of the transactions contemplated by this Agreement. Seller does not now and has never contributed to a "multi-employer plan" as defined in section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller is not a party to any collective bargaining or other union agreements. Seller has not, within the last five (5) years, had or been threatened with any union activities, work stoppages or other labor trouble with respect to its employees engaged in the Business which had or might have had a material adverse effect on the Business. Other than wage increases in the ordinary course of business, since the Balance Sheet Date, Seller has not made any commitment or agreement to increase the wages or modify the conditions or terms of employment of any of the (non-temporary) employees of Seller used in connection with the Business. Each of the Business Employees employed full-time in the Business does not perform any substantial services for Seller or Shareholder outside the Business.


                  4.8. Contracts and Agreements. Schedule 4.8 hereto, sets forth a true and complete list of and briefly describes (including termination date) all of the following contracts, agreements, leases, licenses, plans, arrangements or commitments, written or oral, that relate to the Assets (including all amendments, supplements and modifications thereto):


                           (a)      all contracts, agreements, or commitments in
respect of the sale of services;


                           (b)      all offers,  tenders,  bids,  proposals or
the like outstanding and capable of being converted into an obligation of Seller by the passage of time or by an acceptance or other act of some other person or entity or both;


                           (c)      all  sales  or  agency   agreements  or
franchises  or  legally   enforceable commitments or obligations with respect
thereto;


                           (d)      all collective bargaining agreements, union
agreements, employment agreements, consulting agreements or agreements providing for the services of an independent contractor;


                           (e)      all profit-sharing,  pension, stock option,
severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans.


                           (f)      all loan or  credit  agreements, indentures,
notes, guarantees (other than endorsements made for collection), mortgages, pledges, conditional sales or other title retention agreements, and all equipment financing obligations, lease and lease-purchase agreements relating to or affecting the Assets or the Business;


                           (g)      all  leases  related to the Assets or the
Business, and all other contracts, agreements or legally enforceable commitments relating to or affecting the Assets or the Business;


                           (h)      all  performance  bonds,  surety  bonds and
the like, all contracts and bids covered by such bonds, and all letters of credit and guaranties;


                           (i)      all  consent decrees and  other  judgments,
decrees or orders, settlement agreements and agreements relating to disclosure or competitive activities, requiring, limiting or prohibiting any future action;


                           (j)      all accounts,  notes and other receivables,
and all security therefor, and all documents and agreements related thereto;


                           (k)      all contracts or  agreements  of any nature
with any 5% or greater stockholder of Seller, or any Associate (as defined in Section 4.5 above) of such stockholders;


                           (l)      any  agreement  under  which  Seller has
advanced or loaned any amount which remains outstanding, to any of the Business Employees outside the ordinary course of business and which will not be paid off at or prior to the Closing;


                           (m)     each agreement requiring capital expenditures
by Seller in connection with the Business or the Assets after the date hereof in an amount in excess of $10,000 individually or $50,000 in the aggregate;


                           (n) each written warranty,  guaranty or other similar
undertaking with respect to contractual performance extended by Seller other than in the ordinary course of business;


                           (o)      any agreement  creating or governing a
partnership, limited liability company, joint venture or any teaming agreement or other contract (however named) which teaming agreement or other contract involves a sharing of profits, losses, costs, or liabilities by Seller with any other Person and involving a liability of Seller in excess of $50,000 per annum; and


                           (p)      all contracts,  commitments and  agreements
entered into outside the ordinary course of the operation of the Business.


Except as set forth in Schedule 4.8, all of such contracts, agreements, leases, licenses, plans, arrangements, and commitments and all other such items included in the Assets but not specifically described above (collectively, the "Contracts"), are held directly in the name of Seller or the Business, are valid, binding and in full force and effect in accordance with their terms and conditions and there is no existing default thereunder or breach thereof by Seller, or, to the Best Knowledge of Seller and Shareholder, by any other party to the Contracts, or any conditions which, with the passage of time or the giving of notice or both, will constitute such a default by Seller, or, to the Best Knowledge of Seller, by any other party to the Contracts, and the Contracts will not be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement. Seller is not aware of any reason why any of the Contracts (i) will result in a loss to Purchaser on completion by performance or (ii) cannot readily be fulfilled or performed by Purchaser with the Assets on time without undue or unusual expenditure of money or effort. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts listed in
Schedule 4.8 hereto have been delivered by Seller to Purchaser, and such copies and descriptions are true, complete and accurate and include all amendments; supplements or modifications thereto. To the Best Knowledge of Seller and Shareholder, no purchaser of services under any Contract will stop or decrease its rate of buying services (on an annualized basis) from Seller prior to or after the Closing Date. No one has advised Seller or Shareholder that any
Contract assigned to Purchaser by Seller pursuant to the transactions contemplated by this Agreement will be terminated by any customer prior to, on or after the Closing or that any existing relationship with any customer will expire upon termination of any existing Contract. Except as set forth on
Schedule 4.8(A) hereto, all of the Contracts may be assigned to Purchaser without the approval or consent of any Person. Schedule 4.8(A) is true and correct in all material respects to the Best Knowledge of Seller and Shareholder. Seller hereby represents and warrants that all the consents required for the assignment or novation of the Contracts specified in Section
6.2 below, including without limitation all consents necessary for the assignment or novation of the Contracts listed on Schedule 4.8 hereto, will be obtained no later than the date on which Seller delivers the Seller Determination in accordance with Section 3.2(c) hereof.


                  4.9. Effect of Agreement. Except as set forth on Schedule 4.9, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Seller or Shareholder, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which either Seller or Shareholder is now a party or by which Seller or Shareholder or any of their properties or assets may be bound or affected; (ii) result in any violation of any Governmental Requirement; (iii) cause Purchaser to lose the benefit of any right or privilege included in the Assets; (iv) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement in respect of the Assets or the Business; or (v) require notice to or the consent, authorization, approval or order of any Person (except as may be contemplated by the penultimate sentence of Section 4.8 hereof). To the Best Knowledge of Seller and Shareholder, the business relationships of clients, customers and suppliers of the Business will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.


                  4.10. Properties, Assets and Leasehold Estates. Except as set forth on Schedule 4.10, Seller has good and marketable title to all the Assets, free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, options, restrictions and encumbrances of any nature whatsoever. All leases to which real or personal property is leased in connection with the Business are in good standing, validvand enforceable with respect to their terms and are held in the name of Seller. Schedule 4.10 sets forth a listing of the fixed assets included in the Assets, including a depreciation schedule with respect thereto, and a listing of all real and personal property leases held by Seller and used in the Business.


                  4.11.    Intangible Property.


                           (a)      Except as set forth on Schedule 4.11 hereto,
the operation of the Business as now conducted by Seller does not require the use of or consist of any rights under any patents, inventions, trademarks, trade names, brand names, copyrights or other material intellectual property (including but not limited to software licenses). Seller owns and has the full and exclusive right to use in connection with the Business all of the items listed on Schedule 4.11 hereto, which items are in full force and effect. Seller has not transferred, encumbered or licensed to any Person any rights to own or use any portion of the items listed on Schedule 4.11 hereto or any other intangible property included in the Assets. None of (i) the items listed on Schedule 4.11, (ii) any other intangible property included in the Assets, or (iii) the operation of the Business as presently conducted, violates or infringes upon any patents, inventions, trademarks, tradenames, brand names, copyrights or other material intellectual property owned by others. To the Best Knowledge of Seller, none of the items listed on Schedule 4.11 hereto or any other intangible property included in the Assets is being infringed upon by any Person.


                           (b)      Seller  does  not  own  any  intellectual
property  used  in  relation  to the Business.


                  4.12.     Suits, Actions and  Claims.  Except as set forth in
Schedule 4.12 hereto, (i) there are no suits, actions, claims, inquiries or investigations by any Person, or any legal, administrative or arbitration proceedings in which the Business is engaged or which are pending or, to the Best Knowledge of Seller and Shareholder, threatened against or affecting the Business or Assets or relating to the Business Employees, or which question the validity or legality of the transactions contemplated hereby, (ii) no basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding exists, and (iii) there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting Seller with respect to the Business, Business Employees or the Assets. Without limiting the foregoing, neither Seller nor Shareholder has any knowledge of any state of facts or the occurrence of any event forming the basis of any present or potential claim against Seller or Shareholder with respect to the Business, the Business Employees or the Assets.


                  4.13. Licenses and Permits; Compliance with Governmental Regulations. Schedule 4.13 hereto, sets forth a true and complete list of all licenses and permits necessary for the conduct of the Business. Except as set forth on Schedule 4.13, all such licenses and permits are fully transferable by Seller. Seller has all such licenses and permits validly issued to it and in its name or in the name of the Business, and all such licenses and permits are in full force and effect. True and correct copies of all such licenses and permits are included in Schedule 4.13 hereto. No violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or, to the Best Knowledge of Seller or Shareholder threatened seeking the revocation or limitation of any of such licenses or permits. All such licenses and permits that are subject to transfer are included in the Assets. Seller has complied with all Governmental Requirements applicable to the Business (including without limitation all Governmental Requirements relating to employees of Seller), and all Governmental Requirements with respect to the distribution and sale of products and services by the Business in all material respects;


                  4.14. Authorization. Each of Seller and Shareholder has full legal right, power and authority to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereto to be performed by it. The execution and delivery of this Agreement by each of Seller and Shareholder and the performance by them of the transactions contemplated herein has been duly and validly authorized by all requisite corporate action of Seller and Shareholder, and this Agreement has been duly and validly executed and delivered by Seller and Shareholder and is the legal, valid and binding obligation of each of Seller and Shareholder, enforceable against them in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.


                  4.15. No Untrue Statements. The statements, representations and warranties of Seller set forth in this Agreement and the Schedules hereto and in all other documents and information furnished to Purchaser and its representatives in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made not misleading.


                  4.16. Records. The books, records and minutes kept by Seller with respect to the Assets and the Business, including, but not limited to, all customer files, service agreements quotations, correspondence and historic revenue data of the Business since January 1, 1995, have been kept properly and contain records of all matters required to be included therein by any Governmental Requirement, and such books, records and minutes are true, accurate and complete and (except for corporate minute books and stock records) are included in the Assets. Seller agrees to store for a period of at least one (1) year from the Closing Date all of Seller's tax and accounting records (other than those solely with respect to the Business which are included in the Assets) for the one (1) year period prior to the Closing Date. Such records shall be made available for inspection and copying by Purchaser upon reasonable advance notice and during reasonable business hours. At the end of such one (1) year period, Purchaser shall notify Seller as to whether Purchaser shall require Seller to continue to retain such tax and accounting records in the manner described above. Purchaser agrees to maintain all books and records relating to the Assets during the period prior to Closing, including financial records and documents and contracts included in the schedules hereto for at least one (1) year after the Closing Date, and Purchaser agrees, at least annually before each anniversary of the Closing Date to certify to Seller and Shareholder that Purchaser is retaining the books and records specified in this Agreement and this section 4.16. Purchaser further agrees that if Purchaser intends, after the first anniversary of the Closing Date, to destroy any of such books and records during the six (6) year period after the Closing Date, Purchaser will first notify Seller and provide Seller with an opportunity to take possession of such records within a period of not less than thirty (30) days following such notice.


                  4.17. Work-In-Process. Except as set forth on Schedule 4.17 hereto, Seller has not received any payments with respect to any work-in-process with respect to the Business.


                  4.18. Brokers and Finders. No broker or finder has acted for Seller or Shareholder in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller or Shareholder.


                  4.19. Adverse Facts. Seller is not aware (after having made all reasonable inquiries) of any fact or matter not disclosed in this Agreement or in the Schedules hereto which might be reasonably expected to adversely effect the Assets or the Business after Closing.


                  4.20. Deposits. Neither Seller nor Shareholder now hold, nor does either Seller or Shareholder expect to receive between the date hereof and the Closing Date, any deposits or prepayments by third parties with respect to any of the Assets or the Business which are not reflected as liabilities on the Reference Balance Sheet


                  4.21. Workers' Compensation Data. All data set forth in the workers' compensation report of Seller attached hereto as Schedule 4.21 is true, correct and complete as of the date thereof.


                  4.22. Customer List. Schedule 4.22 hereto sets forth a true, correct and complete list of all customers of the Business to which Seller has sold or provided services in excess of $250,000 per annum during the two (2) years immediately preceding the date hereof. This list provides an accurate statement of the gross revenues received from each such customer by the Business during the twenty-four (24) month period ended December 31, 1997. To the Best Knowledge of Seller and Shareholder, no current customer of the Business listed on Schedule 4.22 hereto will stop or decrease its rate of buying services (on an annualized basis) from Seller prior to the Closing Date, or from Purchaser after the Closing Date


                  4.23. No Royalties. No royalty, license fee or similar item or amount is being paid or is owing by Seller, nor is any such item accruing, with respect to the operation, ownership or use of the Business or the Assets.


                  4.24. Business. All of the revenues generated by the Seller from the Business have been earned and received by Seller, and not through or in Shareholder or in any Subsidiary (as hereinafter defined).


                  4.25. Insurance. Schedule 4.25 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) held by Seller with respect to the Business:


                           (a)      the name, address, and telephone number of
the agent;


                           (b)      the name of the  insurer,  the name of the
policyholder,  and the name of each covered insured;


                           (c)      the policy number and the period of
coverage; and


                           (d)      the amount  (including  a  description  of
how  deductibles  and  ceilings  are calculated and operate) of coverage.


         With respect to each such insurance policy, (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no event has occurred which, with notice or the lapse of time, would permit termination, modification, or acceleration, under the policy.
Schedule  4.25  describes  any material  self-insurance  arrangements  affecting
Seller.


                  4.26. Products. The Business does not include the manufacture or sale of any products.


                  4.27. Environmental Matters. Seller owns no real estate, and each portion of the real property leased by Seller in connection with the Business is part of a larger premises also subject to lease agreements with other tenants. To the Best Knowledge of Seller and Shareholder (but without independent investigation), (i) Seller has complied with and is not in violation of any environmental laws, (ii) Seller is not required to hold or obtain any environmental permits, certificates, consents or other settlements agreements, licenses, approvals, registrations or authorizations under any environmental laws, (iii) no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity relating to such leased real property or Seller's operations with respect to any alleged violation by Seller of any environmental law or with
respect  to any  use, possession,   generation,  treatment, storage, recycling,
transportation or disposal of any Hazardous Substances by or on behalf of Seller, (iv) there are no facts or circumstances related to environmental matters concerning such leased real property that could reasonably be expected to lead to any future environmental claims against Seller under current environmental laws, and (v) there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to any such leased real property, Seller or the Business which have been provided or reported to Seller or Shareholder


                  4.28.    3.   Government  Contracts.  With  respect to each
Contract included in the Assets which is directly or indirectly for any department or agency of the United States government or any state government (a "Government Contract"):


                           (a)  During  the past five (5) years, no payment has
been made by Seller or by any Person authorized to act on Seller's behalf, to any Person in connection with any such Government Contracts, in violation of applicable procurement laws or regulations or in violation of (or requiring disclosure pursuant to) the Foreign Corrupt Practices Act.


                           (b)  Schedule  4.28  sets  forth all  outstanding  or
pending change orders which could reasonably be deemed to involve an amount in excess of $10,000 and all claims, requests for equitable adjustments, outstanding or pending subcontractor, supplier or vendor claims, and all
teaming   agreements,   joint  venture arrangements and agency agreements, with
respect to such Government Contracts.


                           (c)  Seller's  accounts receivable,  unbilled  costs
and accrued profits (less customer progress payments), notes receivable, contracts in progress, accounts payable and notes payable (collectively, the "Receivables and Unbilled Costs") as of the Closing shall be recorded on its books and records in the ordinary course of business in accordance with GAAP applied on a consistent basis with prior years.


                           (d)  With  respect to each  Government  Contract,
except as set forth in Schedule 4.28, (A) Seller has complied with all material
terms and  conditions of such Government  Contract,   including  all  clauses,
provisions and requirements incorporated expressly, by reference or by operation of law therein, (B) Seller has complied with all requirements of applicable laws pertaining to such Government Contract, (C) all representations and certifications executed, acknowledged or set forth in such Government Contract were complete and correct in all material respects as of their effective date, and Seller has complied in all material respects with all such representations and certifications, and (D) neither the United States Government, any state government nor any prime contractor, subcontractor or
other Person has notified Seller in writing,  that Seller  has   breached  or
violated  any   applicable   law,  or  any  material certification,
representation, clause, provision or requirement pertaining to such Government Contract.


                           (e)  Neither Seller nor  Shareholder is currently,
or has been in the past five (5) years, debarred or suspended from doing business with any Federal or state government agency, nor has any such suspension or debarment action been commenced. No show cause notices, notices of termination for default or cure notices have been issued against Seller or Shareholder in the past five (5) years, except, as to any such cure notices, those with respect to which cure has been made in the ordinary course of business.


                           (f)  Neither Seller nor Shareholder is currently, or
has been in the past five (5) years, under administrative, civil or criminal indictment or, to Seller's or Shareholder's Best Knowledge, investigation, with respect to any alleged irregularity, misstatement or omission arising under or in any way relating to any of such Government Contracts.


                           (g)  Schedule  4.7(A) lists all security clearances
held by Seller. Seller has previously provided to Purchaser an accurate and complete list of the security clearances held by the Business Employees, which constitute all security clearances necessary for the operation of the Business. Seller has never been denied a security clearance necessary to perform any such Government Contract unless such clearance has later been granted.


                  4.29. Taxes. Seller has filed all tax returns (including without limitation such returns regarding sales taxes and contributions relating to any state and federal unemployment insurance contributions), and has withheld and paid (or properly reserved and accounted on its financial statements for) all taxes, relating to the Assets, the Business and the Business Employees and accruing prior to the Closing Date.


         5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:


                  5.1. Incorporation. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.


                  5.2. Authorization. Purchaser has full legal right and corporate power to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. This Agreement has been duly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency, or other laws affecting generally the rights of the creditors or by principals of equity. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of Purchaser.


                  5.3. Brokers and Finders. No broker or finder has acted for Purchaser in connection with this Agreement or the transactions contemplated by this Agreement and, no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser.


         6. PRE-CLOSING COVENANTS. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.


                  6.1. General. Each of the parties will use all reasonable efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 7 below).


                  6.2. Notices and Consents. Seller will give any notices to third parties, and the Seller and Shareholder will each use its best efforts to obtain any third party consents that the Purchaser may request in connection with the transfer of the Contracts to Purchaser and any other matters pertaining to the Seller or Shareholder disclosed or required to be disclosed by this Agreement. Each of the parties will make all reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that it may be required to give, make or obtain.


                  6.3. Operation of Business. Seller will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the ordinary course of business with regard to the Business or the Assets. Without limiting the generality of the foregoing, Seller will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction of the sort described in Section 4.4 hereof. Neither shall Seller nor Shareholder agree to any extension of the expiration dates under the leases described in Section 7.1(n) hereof beyond July 1, 1998.


                  6.4. Preservation of Business. Seller will keep the business and properties of the Business substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.


                  6.5. Full Access. Seller will permit representatives of the Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, books, records, contracts, tax records, and documents of or pertaining to the Business.


                  6.6. Notice of Developments. The Seller will give prompt written notice to the Purchaser of any material development affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of the Business. Each party will give prompt written notice to the other of any material development affecting the ability of the parties to consummate the transactions contemplated by this Agreement.


                  6.7. Exclusivity. Prior to Closing, the Seller and Shareholder will not, with respect to the Business or the Assets, (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, or (D) similar transaction or business combination involving Seller, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Seller will notify the Purchaser immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.


                  6.8. Schedules. The Purchaser acknowledges that the facts underlying the Schedules to the Agreement may change between the time of the execution and delivery of this Agreement and the Closing. As such, the parties hereto agree as follows:


                           (a)      The Seller shall have the right to amend,
restate or supplement  the Schedules to the Agreement at any time at least two
(2) business days prior to the Closing Date, and shall, as of the Closing, restate Schedule 4.7(A) and Schedule 4.10, and any others of the Schedules which have become inaccurate in any material respect as of such date;


                           (b)      At  least  two (2)  business  days  prior
to the Closing, the Seller shall deliver to the Purchaser two (2) complete copies of the proposed final Schedules to the Agreement, marked to show changes from those attached to the Agreement upon its execution; and


                           (c)      Purchaser  shall  notify  Seller in writing
at the Closing that either (i) Purchaser accepts such Schedules, in which case they shall become a part of this Agreement as if such Schedules were in existence on the date this Agreement was originally executed and all such disclosures made in such Schedules shall be deemed to be disclosed as if such Schedules have been made as of the date of this Agreement or (ii) Purchaser, in its sole discretion, exercised in good faith, believes that the information disclosed in such amended Schedules would result in a material adverse change or material adverse affect on the Business, Assets or future prospects of the Business and therefore elects to terminate this Agreement pursuant to the provisions of Section 8 of this Agreement without any liability to Purchaser.


                  6.9. NASA Ames FIPS Contract. Seller and Shareholder shall use all reasonable efforts to cause the proposal submitted by Seller to, and currently under consideration by, the NASA Ames Research Center for the Federal Information Processing Services project (collectively, "the NASA Ames FIPS Contract") to be awarded to Purchaser as the successor to Seller in connection with the outstanding proposal relating to such Contract (a copy of which, not including Seller's indirect pricing information, has previously been provided to Purchaser). The parties acknowledge their intent that, in the event the NASA Ames FIPS Contract is awarded to Seller, the economic benefits and obligations of such contract are to flow to Purchaser through appropriate contractual arrangements to be agreed upon by the parties in good faith at the time such contract is awarded to Seller. Seller further acknowledges and agrees that it shall cooperate fully in any administrative proceedings resulting from the award of such contract which Purchaser may determine are appropriate, and Purchaser agrees that Purchaser shall bear any out of pocket costs incurred by Purchaser or Seller related thereto. The terms of this Section 6.9 shall survive the Closing hereunder for a period of six (6) years.


         7.       CONDITIONS TO OBLIGATION TO CLOSE.


                  7.1. Conditions to Obligation of the Purchaser. The obligations of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:


                           (a)      the  representations and warranties set
forth in Section 4 hereof shall be true and correct in all material respects at and as of the Closing Date;


                           (b)      Seller and Shareholder shall have performed
and complied with all of their covenants hereunder in all material respects through the Closing;

                           (c)      Seller and  Shareholder shall have procured
all of the necessary third party consents required for the assignment or novation of the Contracts with the Jet Propulsion Laboratory;


                           (d)      no action, suit, or proceeding shall be
pending or threatened before any court or  quasi-judicial  or administrative
agency of any federal,  state,  local, or foreign   jurisdiction   wherein  an
unfavorable   judgment,   order,   decree, stipulation,  injunction, or charge
would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely, the right of the Purchaser to own, operate, or control the Assets (and no such judgment, order decree, stipulation, injunction, or charge shall be in effect);


                           (e)     Seller shall have delivered to the Purchaser
a certificate  to the effect that each of the conditions specified above in
Section 7.1(a)-(d) is satisfied in all respects;


                           (f)      Purchaser  shall have received all other
necessary authorizations, consents, and approvals of governments and governmental agencies for the transfer of the Assets to Purchaser;


                           (g)      Purchaser  shall have  received  fully
executed employment agreements from Mr. Kurt Brewer and Mr. Walter Natzic, in form and substance satisfactory to Purchaser, under which such individuals agree to be employed by Purchaser after the Closing;


                           (h)      all  actions  and  approvals  to be  taken
by the Seller or Shareholder in connection with consummation of the transactions contemplated hereby (including approval of the Seller's or Shareholder's stockholders if required by law) and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be delivered to the Purchaser and will be in form satisfactory to Purchaser and its counsel;


                           (i)      the  Purchaser  shall have  received from
John B. Connor, P.L.C., counsel for the Seller and Shareholder, an opinion addressed to Purchaser dated the date of the Closing, and in form and substance attached hereto as Exhibit D;


                           (j)      the  Purchaser  shall have  obtained the
approval of its Board of Directors for the transactions contemplated by this Agreement;


                           (k)      the  Purchaser  shall have  received  from
the Seller its unaudited financial statements (income statements for fiscal years 1995 and 1996) and for the twelve-month period ended December 31, 1997, and for January 31, 1998, of the Business;


                           (l)      Seller shall not have  experienced any
material adverse change in the Business or the Assets, and all of the Contracts listed on Schedule 7.1(c) shall be in full force and effect;


                           (m)      Seller shall not have lost any material
customer or customers representing a significant amount of the Business nor shall the same have significantly curtailed the buying of services from Seller. For purposes of this Section 7.1(m), a "material customer" shall mean a customer to whom Seller invoiced at least $1,000,000.00 of services in calendar year 1997;


                           (n)  Shareholder  and/or Seller shall have caused the
liens on the Assets held by NationsBank to be released;


                           (o) in the event  Seller  has been  awarded  the NASA
Ames FIPS Contract, Seller and/or Shareholder and Purchaser shall have entered into, as of the Closing Date, a software license agreement substantially in a form acceptable to Purchaser and Seller, by which Purchaser has the right to use Seller's and/or Shareholder's software products for the performance of the NASA Ames FIPS Contract, which software license agreement shall contain a fee payable to Seller or Shareholder equal to two percent (2%) of the annual revenue realized by Purchaser under the NASA Ames FIPS Contract, but in no event more than Four Million Dollars ($4,000,000) over the entire term of the contract; and


                           (p)      Purchaser may waive any condition specified
in this Section 7.1 if it executes a writing so stating at or prior to the Closing.


                  7.2. Conditions to Obligations of the Seller. The obligations of the Seller and Shareholder to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:


                           (a)      the  representations and warranties set
forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;


                           (b)      the  Purchaser  shall have  performed  and
complied with all of its covenants hereunder in all material respects through the Closing;


                           (c)      no  action,   suit,  or  proceeding  shall
be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (i) prevent
consummation of any of the transactions contemplated   by  this  Agreement  or
(ii)  cause  any  of  the   transactions contemplated by this Agreement to be
rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);


                           (d)      the  Purchaser  shall have  delivered to
Seller and Shareholder a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 7.2(a)-(c) is satisfied in all respects;


                           (e)      the Seller shall have obtained the approval
of its Board of Directors  for the transactions contemplated by this Agreement;


                           (f)      the Seller and Shareholder  shall have
received from the Counsel for Purchaser, an opinion addressed to Seller and Shareholder and dated as of the Closing Date in form and substance attached hereto as Exhibit F; and


                           (g)      the Seller or  Shareholder  may waive any
condition specified in this Section 7.2 if it executes a writing so stating a or prior to the Closing.


         8.       TERMINATION.


                  8.1. Termination of Agreement. Certain of the parties may terminate this Agreement as provided below:


                           (a)      the  Purchaser,  the Seller and Shareholder
may terminate this Agreement by mutual written consent at any time prior to the Closing;


                           (b)      the Purchaser  may terminate this Agreement
by giving written notice to the Seller at any time prior to the Closing in the event the Seller or Shareholder is in breach.


                           (c)      the Purchaser may terminate  this Agreement
by giving written notice to the Seller on or before February 28, 1998 if the Purchaser is not reasonably satisfied with the results of its continuing business, legal, and accounting due diligence regarding the Seller.


                           (d)      the Purchaser may terminate  this Agreement
by giving written notice to the Seller at any time prior to the Closing if the Closing shall not have occurred on or before February 28, 1998 by reason of the failure of any condition precedent under Section 7 hereof (unless the failure results primarily from the Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement);


                           (e)      the Seller or  Shareholder  may  terminate
this Agreement by giving written notice to the Purchaser at any time prior to the Closing if the Closing shall not have occurred on or before February 28, 1998 by reason of the failure of any condition precedent under Section 7 hereof (unless the failure results primarily from the Seller or Shareholder breaching any representation, warranty, or covenant contained in this Agreement). In such event, this Agreement is null and void.


                           (f)      the Purchaser shall have the right in its
good faith discretion, to terminate this Agreement at any time if any material adverse change in the Business or Assets occurs or if any information is subsequently disclosed in the Schedules to be delivered by Seller hereunder after the date of execution of this Agreement and prior to the Closing which information may reasonably be expected to have a material adverse effect on the Business or the Assets following the Closing.


                  8.2. Effect of Termination. If any party terminates this Agreement pursuant to Section 8.1 above, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach of this Agreement).


         9. NATURE OF STATEMENTS AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER. All statements of fact contained in this Agreement or in any written statement (including financial statements), certificate, schedule or other document delivered by or on behalf of Seller or Shareholder pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Seller and Shareholder hereunder. All indemnifications, guarantees, covenants, agreements, representations and warranties made by Seller or Shareholder hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of one year from the Closing Date, regardless of any investigation at any time made by or on behalf of Purchaser; provided, however, that any such representations, warranties, covenants, agreements and indemnifications with regard to (i) taxes payable by Seller or with regard to the Business, the Assets or the Business Employees, (ii) environmental matters, (iii) employment law matters, and (iv) compliance with any Government Contracts shall survive, in each case, for the applicable limitation period under law or regulation with respect thereto. Notwithstanding the foregoing, the covenants in Section 6.9 and in Sections 10, 11, 13, 14 and 18.11 hereof are acknowledged to be covenants intended to be binding on the parties after the Closing Date for such period as may be reasonably necessary to implement the terms thereof.


         10.      SPECIAL CLOSING AND POST-CLOSING COVENANTS.


                  10.1. Delivery of Funds and Other Assets Collected by Purchaser; Power of Attorney. To the extent Purchaser receives any funds or other assets in payment of receivables or work-in-process incurred prior to the Closing Date and not included in the Assets, Purchaser shall immediately deliver such funds and assets to Seller and take all steps necessary to vest title to such funds and assets in Seller.


                  10.2. Delivery of Funds and Other Assets Collected by Seller or Shareholder; Power of Attorney. To the extent Seller or Shareholder receives any funds or other assets in payment of receivables or work-in-process incurred on or after the Closing Date, or in connection with any other Assets being sold to Purchaser hereto, each of Seller and Shareholder shall immediately deliver such funds and assets to Purchaser and take all steps necessary to vest title to such funds and assets in Purchaser.


                  10.3. In the event the NASA Ames FIPS Contract is awarded after the Closing Date:


                           (a)      Seller and/or  Shareholder  and  Purchaser
shall enter into, as of the date of such award, a software license agreement substantially in a form acceptable to Purchaser and Seller, by which Purchaser has the right to use Seller's and/or Shareholder's software products for the performance of the NASA Ames FIPS Contract, which software license agreement shall contain a fee payable to Seller or Shareholder equal to two percent (2%) of the annual revenue realized by Purchaser under the NASA Ames FIPS Contract, but in no event more than Four Million Dollars ($4,000,000) over the entire term of the contract and, to the extent required under Section 6.9, the contractual arrangements referred to in such Section; and


                           (b)      in the event NASA Ames agrees to reimburse
the cost of preparing the bid for the NASA Ames FIPS Contract, Seller and Purchaser shall cooperate in jointly pursuing a claim for such reimbursement, the amount of which shall be fully payable to Seller, less any out of pocket costs incurred by Purchaser in pursuing such reimbursement claim. In the event Purchaser (i) causes, in its sole discretion, such bid to be withdrawn, or (ii) otherwise refrains from taking any administrative action to which it is entitled in relation to such bid, and, in connection with such withdrawal or refraining, receives any form of compensation, Purchaser agrees to reimburse Seller its bid and protest costs incurred in preparing such bid (to the extent such amount is covered by such compensation received by Purchaser) and, to the extent any compensation remains after such reimbursement, the parties agree to negotiate in good faith a fair division of such remaining compensation.


                  10.4. Leases. Seller shall make its best efforts to obtain executed consents to assignment or subleases from all lessors under the real property leases for the office space which was used by Seller in connection with the operation of the Business as of December 3, 1997 and shown on the floor plans attached as Schedule 10.4 hereto, which leases are listed on Schedule 3.3 hereto, as soon as possible after the Closing Date and without any amendment or modification to the terms thereof as previously disclosed to Purchaser. In the event such consents to assignments or subleases are obtained, Purchaser will, from and after Closing, hold harmless Seller from any liability thereunder accruing as a result of acts, circumstances or obligations occurring after Closing, and Seller and Shareholder will hold harmless Purchaser from any liability thereunder accruing as a result of acts, circumstances or obligations occurring prior to Closing. In the event such consents to assignment or subleases are not obtained without amendment or modification to the terms thereof as previously disclosed to Purchaser, Seller agrees to indemnify Purchaser for any losses suffered by Purchaser resulting from such amendment or modification. In the event Purchaser is required to vacate any such office space prior the expiration of any such lease for any reason other than Purchaser's default under any applicable lease or sublease, Seller hereby agrees to bear the costs incurred by Purchaser in the form of base rent and additional rent with respect to such new office space to the extent the same exceeds the amount Purchaser would have paid had Purchaser remained in the original office space under the original lease.


         11. NON-COMPETITION AGREEMENT. For a period commencing on the date hereof through the third anniversary of the Closing Date, neither Seller nor Shareholder, shall (i) at any location within the territorial boundaries of the continental United States, compete directly or indirectly with Purchaser (or Federal Data Corporation or any subsidiary thereof) in providing support effort personnel under customer direction on specific technical work assignments to either the National Aeronautics and Space Administration or the Jet Propulsion Laboratory similar to the services by support effort personnel under customer direction on specific technical work assignments currently provided to the National Aeronautics and Space Administration and the Jet Propulsion Laboratory under the Contracts, or (ii) solicit directly or indirectly any of the accounts of either the National Aeronautics and Space Administration or the Jet
Propulsion Laboratory for support effort personnel under customer direction on specific technical work assignments. Each of Seller and Shareholder agrees that the limitations set forth herein on the rights of Seller are reasonable and necessary for the protection of the Purchaser. In this regard, Seller and Shareholder specifically agree that the limitations as to period of time and geographic area, as well as all other restrictions on its activities specified herein, are reasonable and necessary for the protection of the Purchaser. Seller and Shareholder further recognize and agree that violation of any of the agreements contained in this Section 11 will cause irreparable damage or injury to Purchaser, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Purchaser shall be entitled to an injunction, without the necessity of posting a bond, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Purchaser may have against Seller or Shareholder, including, but not limited to, the recovery of damages. Further, it is agreed by Seller and Shareholder that in the event the provisions of this Agreement should ever be deemed to exceed the time or geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations permitted. The restrictions on competition by Seller and Shareholder in this Section 11 do not include the provision of labor in support of Seller or Shareholder product or solution sales.


         12.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION.


                  12.1. Seller's Nondisclosure. Seller and Shareholder each recognizes and acknowledges that it has and will have access to certain confidential information of Seller that is included in the Assets (including, but not limited to, list of customers, and costs and financial information) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Purchaser. Seller and Shareholder each agree that it will not disclose, and it will use all reasonable efforts to prevent disclosure by any other Person of, any such material confidential information to any Person, except to authorized representatives of Purchaser. Seller and Shareholder recognize and agree that violation of any of the agreements contained in this Section 12 will cause irreparable damage or injury to Purchaser, the exact amount of which may be impossible to ascertain, and that, for such reason among others, Purchaser shall be entitled to an injunction, without the necessity of posting bond, therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Purchaser may have against Seller or Shareholder.


                  12.2. Purchaser's Nondisclosure. Purchaser recognizes and acknowledges that it has and will have access to certain confidential information of Seller that is included in the Assets (including, but not limited to, list of customers, and costs and financial information) that prior to the consummation of the transactions contemplated hereby will be valuable, special and unique property of Seller. Except to the extent necessary for its due diligence with respect to the consummation of the transaction contemplated hereby, Purchaser agrees that prior to the Closing it will not disclose, and it will use all reasonable efforts to prevent disclosure by any other Person of, any such material confidential information to any Person, except to authorized representatives of Purchaser. Purchaser recognizes and agrees that violation of any of the agreements contained in this Section 12 will cause irreparable damage or injury to Seller, and/or Shareholder, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Seller and/or Shareholder shall be entitled to an injunction, without the necessity of posting bond, therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Seller and/or Shareholder may have against Purchaser.


         13. ASSIGNMENT OF CONTRACTS. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any related document shall be construed as an attempt to assign (i) any contract which, as a matter of law or by its terms, is nonassignable without the consent of the other parties thereto unless such consent has been given, or (ii) any contract or claims as to which all of the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law or by its terms, pass to Purchaser as an incident of the transfers and assignments to be made under this Agreement. In order, however, that the full value of every contract and claim of the character described in clauses (i) and (ii) above and all claims and demands on such contracts may be realized for the benefit of Purchaser, Seller, at the request and expense and under the direction of Purchaser, shall take all such action and do or cause to be done all such things as will in the opinion of Purchaser, be necessary or proper in order that the obligations of Seller under such contracts may be performed in such manner that the value of such contract will be preserved and will inure to the benefit of Purchaser, and for, and to facilitate, the collection of the moneys due and payable and to become due and payable thereunder to Purchaser in and under every such contract and claim incurred after the Closing. Seller shall promptly pay over to Purchaser all moneys collected by or paid to it in respect of every such contract, claim or demand to the extent such moneys are earned by the Purchaser on or after the Closing Date. Nothing in this Section 13 shall relieve Seller of its obligation to obtain any consents required for the transfer of the Assets and all rights thereunder to Purchaser or shall relieve Seller from any liability to Purchaser for failure to obtain such consents.


         14.      SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER.


                  14.1. It is the intention of Purchaser, and Seller hereby acknowledges and agrees with such position, that any employees of Seller that Purchaser hires will be new employees of Purchaser as of the Closing Date or the date of hire, whichever is later. Except as set forth in Section 14.3 below, such new employees shall be entitled only to such compensation and employee benefits as are agreed to by such employees and Purchaser, or as are otherwise provided by Purchaser, in its sole discretion.


                  14.2.    Hiring of Employees.


                           (a)      Purchaser  will use its  reasonable efforts
to hire the existing employees of Seller engaged in the Business in connection with its purchase of the Assets; provided however, that Purchaser shall be entitled to review employee records, conduct employee interviews and employee screening procedures used by Purchaser in its business, and may refuse to offer employment to any employee of Seller if such employee fails to meet the hiring criteria of Purchaser.


                           (b) Except as provided in Section 15.2(a) above,  the
parties agree that during the period of the Non-Competition Agreement specified in Section 11 hereof, neither Purchaser nor any affiliate of Purchaser shall actively solicit or recruit any employee of Seller or Shareholder, nor shall Seller or Shareholder, or any affiliate of Seller or Shareholder, actively solicit or recruit any employee of Purchaser. For the purposes of this
Section 15.2(b), the phrase "actively solicit or recruit" shall not include the publication of any advertisement for employment disseminated to the general public.


                  14.3. Existing Employee Benefit Plans. Purchaser shall have no obligation after the Closing to continue any pension plans or work benefit plans currently offered by Seller to its employees.


                  14.4. Indemnity Concerning Accrued Benefits. Except as expressly assumed by Purchaser hereunder and as reflected in the Net Assets of Seller, Seller and Shareholder jointly and severally agree to indemnify and hold harmless Purchaser from and against any and all accrued and outstanding employee benefits, salary, vacation pay, sick leave, bonuses, commissions and other emoluments of its employees and from any liabilities or obligations relating to workers' compensation, disability, unemployment or severance claims and from any other employee related matters or liabilities with respect to Seller's employees arising on or before the Closing Date.


         15. EXPENSES. Whether or not the transactions contemplated hereby are consummated, Seller and Shareholder will pay all of their costs and expenses and Purchaser will pay all of its costs and expenses, incurred in connection with the preparation of and execution of this Agreement and the consummation of the transactions contemplated hereby, subject to any rights either Seller or Purchaser may have to recover damages by reason of any breach hereof by the other..


         16. FURTHER ACTIONS. From time to time, at the request of any party hereto; the other parties hereto shall execute and deliver such instruments and take such action as may be reasonably requested to evidence and implement the transactions contemplated hereby.


         17. NOTICES. All notices, requests, demands and other communications required permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar instantaneous electronic transmission device or mailing first class, postage prepaid, certified United States mail, return receipt requested, as follows:


                  (a)      If to Purchaser, at:

                                    NYMA, Inc.
                                    c/o Federal Data Corporation
                                    4800 Hampden Lane
                                    Bethesda, Maryland 20914
                                    Attention:  Peter C. Belford, President
                                    Facsimile No.: (301) 961-3892


                           With a copy to:

                                    Victoria J. Perkins, Esq.
                                    Shaw, Pittman, Potts & Trowbridge
                                    2300 N Street, NW
                                    Washington, D.C. 20037
                                    Facsimile No.:   (202) 663-8007

                  (b)      If to Seller or Shareholder, at:

                                    Telos Corporation
                                    19886 Ashburn Road
                                    Ashburn, Virginia 20147
                                    Attention: David Aldrich
                                    Facsimile No.:   (703) 724-3855

                           With a copy to:

                                    William L.P. Brownley, Esquire
                                    Telos Corporation
                                    19886 Ashburn Road
                                    Ashburn, Virginia 20147
                                    Facsimile No.: (703) 724-3855

                           and:

                                    John B. Connor, Esq.
                                    John B. Connor, P.L.C.
                                    1033 N. Fairfax Street, No. 310
                                    Alexandria, Virginia 22314
                                    Facsimile No:    (703) 836-1799

provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Section 17 shall be effective (i) if delivered personally, when delivered, (ii) if sent by telex or telegram or by facsimile or other similar instantaneous electronic transmission device, twenty-four (24) hours after sending, and (iii) if sent via a nationally recognized overnight delivery service, forty-eight (48) hours after sending.


         18.      GENERAL PROVISIONS.


                  18.1. GOVERNING LAW; INTERPRETATION; SECTION HEADINGS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICT-OF-LAWS RULES. THE SECTION HEADINGS CONTAINED HEREIN ARE FOR PURPOSES OF CONVENIENCE ONLY, AND SHALL NOT BE DEEMED TO CONSTITUTE A PART OF THIS AGREEMENT OR TO AFFECT THE MEANING OR INTERPRETATION OF THIS AGREEMENT IN ANY WAY. ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT SHALL TAKE PLACE IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND.


                  18.2. Severability. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Maryland, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use their best reasonable effort to agree to appropriate equitable amendments to this Agreement in light of such severance, and if no such agreement can be reached within a reasonable time, any party hereto may initiate arbitration under the then current rules of the American Arbitration Association to determine and effect such appropriate equitable amendments.


                  18.3. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.


                  18.4. Binding Effect. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.


                  18.5. Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto; provided, however, that Purchaser may assign its rights and obligations hereunder to Federal Data Corporation or to a wholly-owned (directly or indirectly) subsidiary of Federal Data Corporation; provided that upon any such assignment, Purchaser shall remain liable for the obligations of Purchaser hereunder.


                  18.6.  Amendment;  Waiver.  This  Agreement  may  be  amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at anytime or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach 6f any term, provisions, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.


                  18.7. Gender; Numbers. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.


                  18.8. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.


                  18.9. Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.


                  18.10. Litigation Support. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, circumstance, condition, occurrence, event, incident, action, failure to act, or transaction prior to the Closing Date directly involving Seller, the Business or the Assets, each of the other parties will make all reasonable efforts to cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending Party is entitled to indemnification therefor under section 18.11 below).


                  18.11.   Indemnification.


                           (a)      Indemnification  Provisions for Benefit of
the  Purchaser.  In the event Seller or Shareholder breaches any of its
representations, warranties, and covenants in this  Agreement,   provided  that
the Purchaser makes a written claim for indemnification against the Seller) pursuant to this section 18.11 within the survival period described above, then Seller and Shareholder jointly and severally agree to indemnify the Purchaser from and against any Adverse Consequences the Purchaser may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Purchaser may suffer after the end of any applicable survival period) directly resulting from or caused by the breach; provided, however, that (A) Seller and Shareholder shall not have any obligation to indemnify the Purchaser from and against any Adverse Consequences resulting from, arising out of or caused by the breach of any representation or warranty of Seller or Shareholder (other than those set forth in the last sentence of section 4.8 hereof or in section 4.29 hereof) until Purchaser has suffered Adverse Consequences by reason of all such breaches in excess of $350,000 in the aggregate, after which point Seller and Shareholder will be obligated only to indemnify the Purchaser from and against further such Adverse Consequences. For purposes hereof, "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.


                           (b)      Indemnification  Provisions  for  Benefit of
the Seller. In the event (i) the Purchaser breaches any of its representations, warranties, and covenants contained herein, provided that Seller makes a written claim for indemnification against the Purchaser pursuant to this section 18.11 within the survival period described above, then the Purchaser agrees to indemnify Seller and Shareholder from and against any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller or Shareholder may suffer after the end of any applicable survival period) resulting from or caused by the breach or claim.


                           (c)      Matters Involving Third Parties.


                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this section 18.11, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing within ten (10) days after the Indemnified Party has Knowledge thereof.


                  (ii) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within ten
         (10) days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party shall conduct the defense of the Third Party Claim actively and with all reasonable diligence thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim. Indemnifying Party's counsel will consult with such co-counsel, but shall remain in sole control of such action.


                  (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with this section 18.11, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld, conditioned or delayed unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose any material injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld, conditioned or delayed unreasonably).


                  (iv) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with this section 18.11, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (B) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the extent provided in this section 8.


                           (d)      Determination  of Adverse  Consequences.
The Parties shall make appropriate adjustments for tax consequences and insurance coverage and take into account the time cost of money in determining Adverse Consequences for purposes of this section 18.11. All indemnification payments under this section 18.11 shall be deemed adjustments to the Purchase Price.


                           (e)      Exclusive  Remedy.  Purchaser,  Seller and
Shareholder  acknowledge  and agree that,   except  as  otherwise set  forth in
this  Agreement,   the  foregoing indemnification  provisions in this section
18.11 shall be the exclusive remedy of the Purchaser, Seller and Shareholder with respect to matters relating to Seller, the Business, the Assets and the transactions contemplated by this Agreement arising or of which the Indemnified Party had knowledge or should have had knowledge only after the Closing.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   PURCHASER

                                   NYMA, INC.,
                                   a Maryland corporation


                                   By: __________________________________
                                   Name: ________________________________
                                   Title: _______________________________
ATTEST:

----------------------------
Secretary
                                   SHAREHOLDER

                                   TELOS CORPORATION, a
                                   Maryland corporation


                                   By: __________________________________
                                   Name: ________________________________
                                   Title: _______________________________
ATTEST:

-----------------------------
Secretary

                                    SELLER

                                    TELOS CORPORATION, a
                                    California corporation


                                    By: __________________________________
                                    Name: ________________________________
                                    Title: _______________________________
ATTEST:

------------------------------
Secretary
565787 v1

                                INTERIM AGREEMENT

         This INTERIM AGREEMENT (the "Agreement") is made and entered into as of the 28th day of February, 1998, by and between Telos Corporation, a California corporation and Telos Corporation, a Maryland corporation (jointly the "Seller"), and NYMA, Inc. ("Buyer"), a Maryland corporation.

         WHEREAS, Seller provides information technology equipment and services under certain contracts (the "JPL Contracts") with the Jet Propulsion Laboratory ("JPL"), and under certain contracts with other entities (the "Other Contracts", and together with the JPL Contracts, the "Contracts"), which Contracts are to be transferred to Buyer, as specifically set forth in the Asset Purchase Agreement between the parties dated February 20, 1998 (the "APA");

         WHEREAS, the Closing, as defined in Section 2.3 of the APA, occurred at the close of business on February 28, 1998; and

         WHEREAS, Seller and Buyer have agreed to take all reasonable steps necessary to attempt to obtain novations of the Contracts in favor of Buyer, and had anticipated that the novation of the JPL Contracts would occur prior to Closing under the APA; and

         WHEREAS,   the  parties  wish  to  set  forth   certain  terms  of  the
relationship between Seller and Buyer from the date hereof until the novation of each such JPL Contract.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I
                    RELATIONSHIP OF PARTIES PRIOR TO NOVATION

         The parties intend that Buyer shall have the economic and operational benefit and obligations of each Contract from and after the date hereof. The parties acknowledge, however, that until the novation of any Contract to Buyer, Seller shall continue technically to be the contracting party thereunder.

         A. Buyer shall, at the sole cost and expense of Buyer, timely perform all obligations required of Seller under each Contract in accordance with the respective terms and conditions of each such Contract (including any and all amendments, options, modifications and orders issued thereunder prior to and after the date hereof and such other terms and conditions as may have been duly incorporated into each such Contract), including, but not limited to, as appropriate, (i) providing all employees, equipment and services required to be provided under such Contracts in accordance with the specifications, terms and conditions of such Contract, and (ii) providing all general and administrative duties necessary or ordinarily attendant to the performance of the Contracts, including preparation of invoices and transmission of such invoices to Seller for submission to the contracting party. Buyer shall indemnify Seller for its failure to perform any such Contracts in accordance with Article III below. The parties acknowledge that, between Buyer and Seller, the Business Employees (as defined in the APA) shall become employees of Buyer as of the date hereof, for purposes of performing Buyer's obligations under this Paragraph A.

         B. Seller shall, as appropriate, (i) as soon as practicable, remit to Buyer, by wire transfer, any payments received by Seller under the Contracts and
(ii) enforce for the benefit, and at the sole cost and expense of Buyer, all other rights of Seller under such Contracts.

         C. The parties intend that assuming the novations of the JPL Contracts are received by April 15, 1998, Seller shall bear no cost or expense with regard to the performance of the Contracts on or after the date hereof, and shall be protected from any failure by Buyer to perform under any such Contract fully in accordance with its terms. Accordingly, Buyer shall indemnify Seller in accordance with Article III below.

         D. Buyer shall have the right to use its reasonable discretion in the performance under the Contracts on and after the date hereof, except to the extent such discretion conflicts with any requirements of any Contract, provided, however, that in the event any decision of Buyer under this Paragraph D could materially increase Seller's liability or obligations under any such Contract, Buyer shall not act on such decision without the prior written consent of Seller, which consent shall not be unreasonably withheld, and further provided that Buyer shall indemnify Seller for such decisions in accordance with
Article III below.

                                   ARTICLE II
                                      COSTS

         Each party shall bear their own costs and expenses incurred in the performance of this Agreement, other than costs billable under the Contracts.

                                   ARTICLE III
                                 INDEMNIFICATION

         Buyer agrees to indemnify and hold harmless Seller from and against any claim, loss, liability, damages, cost or expense (including reasonable attorneys' fees and expenses) arising from or related to the Contracts and related to any fact or circumstance occurring on or after the date hereof and prior to termination pursuant to Paragraph C of Article IV, or to the failure of Buyer to perform, or delay by Buyer in performance of, any obligation of Buyer hereunder. Notwithstanding the foregoing, Buyer shall not be obligated to indemnify Seller with respect to any matter as to which Seller is expressly required to indemnify Buyer under any other agreement.

         Seller agrees to indemnify and hold harmless Buyer from and against any claim, loss, liability, damages, cost or expense (including reasonable attorneys' fees and expenses) arising from or related to the Contracts and related to any fact or circumstance occurring prior to the date hereof, or to the failure of Seller to perform, or delay by Seller in performance of, any obligation of Seller hereunder. Notwithstanding the foregoing, Seller shall not be obligated to indemnify Buyer with respect to any matter as to which Buyer is expressly required to indemnify Seller under any other agreement.

                                   ARTICLE IV
                                      TERM

         A. Current Contracts. The term of this Agreement shall extend with respect to the Contracts from the date hereof until such Contracts are duly novated to Buyer or, to the close of business, April 15, 1998, if novation of the JPL Contracts has not yet been consummated by such time. Notwithstanding the foregoing, each party's obligation to indemnify the other, pursuant to Article III hereof, shall survive the expiration or termination of this Agreement.

         B. Timely Receipt of Novation. If the appropriate novations relating to each of the JPL Contracts are received from JPL prior to the close of business on April 15, 1998, this Agreement shall terminate as to the JPL Contracts upon Buyer's return of the original Letter of Credit issued to Buyer by NationsBank concurrently with the closing under the APA.

         C. Failure to Receive Novation. The parties acknowledge that Buyer's willingness to implement the APA has been and continues to be conditioned on successful novation of the JPL Contracts. Accordingly, if the appropriate novations relating to the JPL Contracts are not received from JPL by close of business on April 15, 1998, the following provisions shall apply:

                  1.        This Agreement and the APA shall terminate.

                  2. Notwithstanding anything to the contrary set forth herein, as of the date of such termination, the parties shall provide all reasonable cooperation in an attempt to minimize any interruption in services to or adverse effect upon the Contracts or Business Employees.

                  3. The parties shall take all reasonable steps toward the objective that the economic benefits and obligations of the Contracts during the period from the effective date hereof and such termination shall accrue to Seller. Such steps shall include, without limitation, the prompt invoicing by Seller for any work performed by Buyer under the Contracts on or after the date hereof, and the prompt wire transfer by Seller to Buyer of any amounts received by Seller with respect to such invoices.

                                    ARTICLE V
                                  MISCELLANEOUS

         A. Severability. If any provision of this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement (or the application of such provisions to persons or circumstances other than those in respect to which it is invalid or unenforceable) shall not be affected thereby, and each provision of this Agreement, unless specifically conditioned upon such invalid or unenforceable provision, shall be valid and enforceable to the fullest extent permitted by law.

         B. Choice of Law. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland without regard to the conflicts of law principles thereof.

         C. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Each party's right to assign this Agreement shall be coextensive with such party's rights to assign the agreement by which Seller shall sell the assets of its TIS division to Buyer.

         D. Further Assurances. Each Party to this Agreement shall execute such documents and take such further actions as may be reasonably necessary to implement the provisions of this Agreement.

         E. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         F. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         G. Notices. All notices, requests, demands, claims, and other communications hereunder shall be made in accordance with the requirements set forth in the agreement by which Seller shall sell substantially all of its assets to Buyer.

         H. Expenses. Except as otherwise set forth herein, Buyer and Seller shall each bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.
         I. APA. To the extent of any contradiction or inconsistency between this Agreement and the APA, the terms of this Agreement shall control.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             NYMA, INC,
                             a Maryland corporation



                             By:
                             Name:
                             Title:


                             TELOS CORPORATION,
                             a Maryland corporation



                             By:
                             Name:
                             Title:


                             TELOS CORPORATION,
                             a California corporation



                             By:
                             Name:
                             Title: